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                                  Exhibit 10(b)


                                   AGREEMENT


                          THIS AGREEMENT, entered into as of January 1, 1990,
is between OGLEBAY NORTON COMPANY, a Delaware corporation (the "Company"), and Mr. Brent D. Baird ("Baird").
                          In consideration of the mutual covenants and
agreements contained in this Agreement, Baird and the Company agree as follows:
                          1. Definitions.  For purposes of this Agreement, the
following terms will have the meanings set forth below:
                          (a)  An "affiliate" of a person is another person
that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with that person. Baird's affiliates are deemed to include (but are not limited to) the holders of shares identified in Item 5 of Amendment No. 2 to Schedule 13D, dated May 17, 1989, signed by Bridget B. Baird, individually and as successor trustee, Anne S. Baird, Jane D. Baird, Brenda B. Senturia, Robert G. Wilmers, and The Cameron Baird Foundation; such inclusion does not, however, constitute a representation or warranty by Baird that he in fact controls, is controlled by, or is under common control with any of such persons.
                          (b)  "Control," when used with respect to any person,
means the power to direct the management or





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policies of that person, either directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise.
                          (c)  "Person" includes (but is not limited to) any
individual, corporation, company, partnership, joint venture, group, organization, plan, trust, or other entity.
                          (d)  "Voting securities" means securities entitled to
vote in the election of directors and securities convertible into, or exchangeable or exercisable for, such securities.
                          2. Confidentiality.  From and after the date of this
Agreement, Baird will hold in confidence and will not disclose to any person or use, except as may be required for the discharge of his duties as a director of the Company, any trade secrets or other confidential information about the Company that may come to his knowledge, including but not limited to technical data or "know how," financial information, information relating to customers and suppliers, business plans and forecasts, and other information relating to the Company's assets and operations. When Baird ceases to be a director of the Company, he will forthwith deliver to the Company (i) all documents containing such confidential information then in his possession and (ii) all other material then in his





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possession furnished to him by the Company in his capacity as a director.
                          3. Standstill.  For the longer of (i) his tenure as a
Director of the Company and (ii) the seven year period following the date of this Agreement, without the prior approval of a majority of the Company's Board of Directors or except as required or authorized by the terms of this Agreement, Baird will not, and will cause his affiliates not to:
                          (a)  acquire, directly or indirectly, alone or
together with his affiliates, "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of more than 11% of the voting securities of the Company then outstanding; except that, if the beneficial ownership of voting securities by Baird and his affiliates exceeds 11% of the outstanding voting securities solely by reason of the purchase by the Company of outstanding voting securities, Baird and his affiliates will not be required to dispose of voting securities to reduce their beneficial ownership to not more than 11% of the voting securities then outstanding;
                          (b)  except for taking action as a director of the
Company, take action which, if effective, would result in Baird's or his affiliates' ability to direct the management or policies of the Company;





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                          (c)  act jointly with any other person in the
acquisition of, holding of, or disposition of voting securities of the Company;
                          (d)  "solicit" proxies in opposition to a majority of
the Company's Board of Directors with respect to voting securities of the Company, or become a "participant" in opposition to a majority of the Company's Board of Directors in an "election contest" relating to the election of directors of the Company, as those terms are defined in Regulation 14 under the Securities Exchange Act of 1934, as amended;
                          (e)  initiate or propose any stockholder proposal
relating to the Company which is not supported by a majority of the Company's Board of Directors, or induce or attempt to induce any other person to initiate or propose any stockholder proposal relating to the Company which is not supported by a majority of the Company's Board of Directors; or
                          (f)  deposit any voting securities of the Company in
a voting trust or subject them to a voting agreement or other arrangement of similar effect.
                          4. Sale of Voting Securities of the Company.  For the
longer of (i) his tenure as a director of the Company and (ii) the seven year period following the date of this Agreement, without the prior approval of a majority of the Company's Board of Directors, Baird will





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not, and will cause his affiliates not to, dispose of any voting securities of the Company, except:
                          (a)  pursuant to a tender offer approved or
recommended by the Company's Board of Directors;
                          (b)  in open-market sales during any three month
period not exceeding 1% of the shares outstanding as shown by the most recent Quarterly or Annual Report of the Company to the Securities and Exchange Commission; provided, however, that a minimum of two years shall elapse between the date of any acquisition and any sale; and further provided that no such sale may be made to any person known by Baird or his affiliates to own at the time of the sale 5% or more of the outstanding voting securities of any class of the Company; or
                          (c)  in a sale as to which the Company has been given
a right of first refusal in accordance with this Section 4(c). To make such a sale, Baird or his affiliates, as the case may be, must notify the Company of the person proposing to purchase the voting securities and the price and other terms of the proposed sale. The Company will have 15 days following its receipt of this notice to purchase the voting securities at the price and on the other terms set forth in the notice. If the Company is not willing and able to complete the purchase within the 15-day period, Baird or his affiliates, as the case may be, may sell the voting securities to the person, at the price,





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and on the other terms specified in the notice, provided that the sale is completed within 60 days following the end of the 15-day period.
                          If Baird or one or more of his affiliates shall
desire to dispose of any voting securities of the Company and shall be precluded from doing so by the terms of this Agreement, the Company shall cooperate with Baird or such affiliate or affiliates in a good faith effort to arrange a purchase of such voting securities by the Company or by a mutually satisfactory third party or third parties upon mutually acceptable terms.
                          5. Voting of Voting Securities Beneficially Owned by
Baird and his Affiliates. For as long as he is a director, Baird will cause voting securities entitling the holders to exercise at least 75% of the voting power of all voting securities of the Company beneficially owned by him or by his affiliates to be represented at all meetings of the stockholders of the Company and will vote or cause to be voted all of those voting securities (a) for the election as directors of the Company of the nominees of a majority of the Company's Board of Directors and (b) in accordance with the recommendation of a majority of the Company's Board of Directors in the election of Directors of the Company. Within five days following the record date for the determination of stockholders entitled to receive notice of and to vote at each meeting of stockholders,





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Baird shall provide the Company with a detailed list of the record and beneficial ownership of all voting securities of the Company beneficially owned by him or by his affiliates as of that date. Not less than seven days prior to the meeting date, the Company shall notify Baird if Board of Directors proxies have not been received with respect to voting securities entitled to exercise at least 75% of the voting power of all such voting securities. The failure of the Company to so notify Baird shall relieve him of his obligations under this section.
                          6. Remedies.  Baird agrees that he will, forthwith
upon the request of the Company's Board of Directors, resign as a director of the Company in the event that he deliberately breaches any of his covenants in this Agreement. Any such resignation will not terminate this Agreement or preclude the Company or Baird from seeking any other remedies to which either of them may be entitled by reason of the breach by the other party of any term of this Agreement. Baird acknowledges that any breach of his covenants in this Agreement would cause immediate and irreparable harm to the Company and, therefore, consents to the entry, by a court of competent jurisdiction, of any temporary, preliminary, or permanent injunction that would arrest or redress any such breach. The inability of Baird to cause his affiliates to act in accordance with the provisions of this Agreement, following diligent efforts to





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cause them to do shall so, shall not result in personal liability to Baird hereunder.
                          7. Election of Baird as a Director.  Following the
execution and delivery of this Agreement, at the February 1990 meeting of the Board of Directors, the Board of Directors of the Company shall elect Baird as a Director of the Company. It is the intention of the Board of Directors to nominate Baird for, and to solicit proxies upon election for, subsequent successive terms as a Director of the Company ending not sooner than the Annual Meeting of the Stockholders to be held in 1997. If the Board shall fail to do so, or if Baird shall be removed as a Director by the Company, this Agreement shall terminate. If Baird shall cease to serve as a Director by reason of his resignation death or incapacity, this Agreement shall terminate upon the expiration of both (i) one year following the date on which Baird ceases to serve as a Director and (ii) two years following the date of this Agreement. A termination under this section shall relieve Baird of all of his obligations hereunder other than the obligations relating to confidentiality set forth in
Section 2.
                          8. Term.  The initial term of this Agreement shall
commence on the date of this Agreement and end on the day that is seven years following that date. Thereafter, the term of this Agreement shall be





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automatically extended for successive terms of one year each unless either party shall give written notice to the other not less than 60 days prior to the end of the then current term of his or its desire that the term of this Agreement not be extended beyond the end of the then current term, in which event this Agreement shall automatically terminate at the end of that term.
                          9. Miscellaneous.  This Agreement will be binding
upon the Company, its successors and assigns, and upon Baird,his assigns, executors, administrators, or personal representatives; will be interpreted and enforced in accordance with the laws of the State of Ohio; and represents the entire understanding between the parties on its subject matter and supersedes all prior understandings. If any provision of this Agreement is held to be invalid, void, or unenforceable for any reason, the remaining provisions of this Agreement will nevertheless continue to be in full force and effect.
                          IN WITNESS WHEREOF, the Company and Baird have
executed this Agreement as of the date first written above.

                                              OGLEBAY NORTON COMPANY


                                              By  /s/ Renold D. Thompson
                                               ---------------------------------


                                              /s/ Brent D. Baird
                                              ----------------------------------
                                                      Brent D. Baird





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